Exhibit 99.1
For Immediate Release
Local.com Reports Third Quarter 2008 Financial Results
IRVINE, CA, November 6, 2008 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported its financial results for the third quarter 2008.
“Local.com grew its direct advertiser base, expanded its distribution network and materially increased organic traffic during the third quarter. These were all strategically important objectives in expanding our local search ecosystem,” said Heath Clarke, Local.com chairman and CEO. “The fourth quarter will be challenging. This morning, October retail sales were reported as the lowest in almost 40 years. We are seeing shrinking ad budgets as a result of lower ROI driven by extremely weak consumer spending. This has translated to a decline in monetization during our seasonally weak fourth quarter. With new reports each day about continued economic contraction, visibility into the fourth quarter has become limited and we are taking a very conservative outlook in advance of our expected return to growth in our seasonally strong first quarter.”
Third Quarter Financial Results:
• Record Revenue – Third quarter of 2008 revenue of $10.2 million which was below guidance, and represented growth of 82% over the third quarter 2007 and growth of 6% over the second quarter 2008.
• Net Loss – Net loss of $1.7 million or $0.12 per common share was better than the Company’s prior guidance and included non-cash expenses of $1.0 million or $0.07 per share.
• Adjusted EBITDA – Adjusted EBITDA was $(766,000), an improvement from ($1.9 million) in the third quarter of 2007 and ($961,000) in the second quarter 2008. Adjusted EBITDA is net loss excluding: provision for income taxes; interest and other income (expenses), net; depreciation; amortization; and stock based compensation charges.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included in the financial tables attached to this release.
Third Quarter Operating Highlights:
• Record Monetization – Revenue per thousand visitors (RKV) was $278, up 65% from $168 RKV in the third quarter of 2007 and up 9% from $254 RKV in the second quarter of 2008.

• Record Overall Traffic – The company reached record search traffic of 54 million monthly unique visitors (MUVs) on the Local.com site and network during the third quarter of 2008, up from 29.5 million MUVs in the year ago period and 48 million MUVs in the prior quarter.
• Record Organic Traffic – The company reached record organic search traffic of 27 million monthly unique visitors on the Local.com site and network during the third quarter of 2008, up from 3.7 million in the year ago period and 18 million in the prior quarter.
• Direct Advertiser Base Expansion – Direct advertisers were 6,900 at the end of October, up from 5,000 announced in August. The company reiterates its goal of acquiring 50,000 advertisers by the end of 2009.
• Technology Licensees – The number of licensees for the company’s local search technologies grew to 37during the third quarter of 2008, up from 33 in the prior period.
• Registered Trademarks – The company was granted registered trademarks for Local.com® and the Local.com logo design from the United States Patent and Trademark Office, adding to its growing portfolio of intellectual property, which includes U.S. patent numbers 7,231,405 and 7,200,413.
• Local.com Named Finalist for SES Awards – The company was named a finalist for the first annual SES Awards in the “Search Engine with Most Relevant Search Results” category.
Financial Guidance and Balance Sheet:
Based on the current economic environment, the company expects fourth quarter 2008 revenue of between $9 and $10 million, which still represents between a 52% and 69% increase over the fourth quarter 2007. The company expects net loss for the fourth quarter 2008 to be between $2.3 and $2.1 million, or $0.16 to $0.15 per share, and includes the following items:
- interest and other income and (expenses) of $45,000;

- depreciation and amortization of $385,000;

- and stock based compensation charges of $548,000
Excluding the above figures from net loss, adjusted EBITDA is expected to be between ($1.2 million) and ($1.4 million).
The loss per share forecast assumes a weighted average share count of 14.4 million.
Operating expenses made in the beginning of the fourth quarter 2008 include approximately $750,000 for the expansion of outsourced direct sales efforts in order to acquire new advertisers.
On September 30, 2008, the Company had $12.9 million in cash and no debt.
Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Doug Norman will host a conference call today at 5:00 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-277-1182 or 1-617-597-5359, passcode # 91760651. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com.
The replay can be accessed for one week starting at 7:00 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode # 78676674. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com
Local.com (NASDAQ: LOCM) is the largest local search network in the United States. The company uses patented technologies to provide over 17 million consumers each month with the most relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, visit http://corporate.local.com/AdvertiseWithUs or call 1-888-857-6722. For more information visit: http://www.local.com or http://corporate.local.com for corporate and investor information.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend’ and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, successfully expand and implement our outsourced, direct subscription advertising sales efforts, increase the number of businesses that purchase our subscription advertising products, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
# # #
Investor Relations Contact:
Deirdre Skolfield, CFA
Local.com
949-789-5228
dskolfield@local.com

Media Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,926	$14,258
Restricted cash	31	30
Marketable securities	—	1,999
Accounts receivable, net of allowances of $25 and $15, respectively	6,325	3,595
Prepaid expenses and other current assets	173	292

Total current assets	19,455	20,174

Property and equipment, net	1,075	1,473
Intangible assets, net	2,358	3,156
Goodwill	13,231	13,233
Long-term restricted cash	35	66
Deposits	12	12

Total assets	$36,166	$38,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,902	$4,029
Accrued compensation	614	456
Deferred rent	230	316
Other accrued liabilities	427	194
Deferred revenue	83	177

Total liabilities, all current	7,256	5,172

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized;	—	—
none issued and outstanding for all periods presented
Common stock, $0.00001 par value; 30,000,000 shares authorized; 14,446,107 and 14,204,110 issued and outstanding, respectively	—	—
Additional paid-in capital	84,540	82,176
Accumulated comprehensive loss	—	(1)
Accumulated deficit	(55,630)	(49,233)

Stockholders’ equity	28,910	32,942

Total liabilities and stockholders’ equity	$36,166	$38,114

LOCAL.COM CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue	$10,196	$5,614	$28,684	$15,593

Operating expenses:
Search serving	1,331	1,116	4,104	2,884
Sales and marketing	8,455	5,298	23,997	14,698
General and administrative	1,271	1,143	4,113	3,654
Research and development	725	621	2,358	1,871
Amortization of intangibles	200	315	798	796

Total operating expenses	11,982	8,493	35,370	23,903

Operating loss	(1,786)	(2,879)	(6,686)	(8,310)

Interest and other income (expense), net	72	(6,418)	290	(7,224)

Loss before income taxes	(1,714)	(9,297)	(6,396)	(15,534)

Provision for income taxes	—	—	1	1

Net loss	$(1,714)	$(9,297)	$(6,397)	$(15,535)

Per share data:

Basic net loss per share	$(0.12)	$(0.71)	$(0.45)	$(1.47)

Diluted net loss per share	$(0.12)	$(0.71)	$(0.45)	$(1.47)

Basic weighted average shares outstanding	14,357,860	13,106,117	14,268,372	10,590,686
Diluted weighted average shares outstanding	14,357,860	13,106,117	14,268,372	10,590,686
Supplemental statements of operations information:

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Non-cash stock based compensation expense:

Sales and marketing	$218	$151	$692	$364
General and administrative	293	168	919	661
Research and development	67	51	190	183

Total non-cash stock-based compensation expense	$578	$370	$1,801	$1,208

Basic and diluted net compensation expense per share	$0.04	$0.03	$0.13	$0.11

Interest and other income (expense), net:

Interest income	$72	$175	$290	$342
Interest expense	—	(526)	—	(887)
Interest expense — non-cash	—	(6,067)	—	(6,679)

Total interest and other income (expense), net	$72	$(6,418)	$290	$(7,224)

LOCAL.COM CORPORATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (Note 1)
(in thousands, except shares and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net loss	$(1,714)	$(9,297)	$(6,397)	$(15,535)

Less interest income and other, net	$(72)	$6,418	$(290)	$7,224
Plus provision for income taxes	$—	$—	$1	$1
Plus amortization of intangibles	$200	$315	$798	$796
Plus depreciation	$242	$278	$680	$823
Plus stock-based compensation	$578	$370	$1,801	$1,208

Adjusted EBITDA	$(766)	$(1,916)	$(3,407)	$(5,483)

Basic and diluted adjusted EBITDA per share	$(0.05)	$(0.15)	$(0.24)	$(0.52)

Basic and diluted weighted average shares outstanding	14,357,860	13,106,117	14,268,372	10,590,686
Note 1 -This press release includes the non-GAAP financial measure of “Adjusted EBITDA” which we define as earnings before interest, income taxes, depreciation, amortization, and stock-based compensation. Adjusted EBITDA, as defined above, is not a measurement under GAAP. Adjusted EBITDA is reconciled to net income and earnings per share which we believe are the most comparable GAAP measures.
Management believes that adjusted EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities, expense from the Company’s financing transactions and the costs associated with income tax expense, capital investments, and stock-based compensation expense which are not directly attributable to the underlying performance of the Company’s business operations. Management uses Adjusted EBITDA in evaluating the overall performance of the Company’s business operations.
A limitation of non-GAAP Adjusted EBITDA is that it excludes items that often have a material effect on the Company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted EBITDA in conjunction with GAAP net income and earnings per share measures. The Company believes that Adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.